Exhibit 99.1

Iteris Completes Transaction with Almaviva

Iteris is positioned to accelerate global adoption of ClearMobility® Platform as part of Almaviva

AUSTIN, Texas– November 1, 2024 – Iteris, Inc. (“Iteris” or the “Company”), the world’s trusted technology ecosystem for smart mobility infrastructure management, today announced the closing of its previously announced agreement to be acquired by Almaviva S.p.A. (“Almaviva”). Iteris’ common stock has ceased trading on the NASDAQ and Iteris will no longer be listed on any public market effective as of the closing.

As part of Almaviva, Iteris will continue to operate as a separate legal entity and will retain its brand. Additionally, the Company will continue to be led by President and CEO Joe Bergera and Iteris’ existing management team.

“We are thrilled to join Almaviva’s portfolio of leading digital innovation companies,” said Joe Bergera, President and CEO of Iteris. “While our ownership has changed, our commitment to our customers and the way we serve them has not. Leveraging Almaviva’s global network and deep expertise in transportation and other sectors, we now have access to exciting new resources to continue to build on our proven ClearMobility® platform, expand our offerings and accelerate innovation. We look forward to continuing to pioneer digital mobility solutions, providing customers a broader portfolio of solutions, and enhancing value for our stakeholders in North America and around the world.”

More than 98% of the shares of Iteris common stock present, in person or by proxy at the Special Meeting representing approximately 71% of Iteris’ total issued and outstanding shares of common stock as of the record date, voted in favor of the merger agreement and transaction.
Detailed results of the stockholder vote were disclosed in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on October 23, 2024.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor and Latham & Watkins LLP is acting as legal counsel to Iteris. Goldman Sachs Bank Europe SE, Italian office is acting as financial advisor, King & Spalding LLP, Legance – Avvocati Associati and Linklaters as legal advisors, EY Advisory S.p.A. as accounting and fiscal advisor for Almaviva.

About Iteris, Inc.

Iteris, Inc. is a provider of smart mobility infrastructure management solutions. Iteris’ cloud-enabled solutions help public transportation agencies, municipalities, commercial entities and other transportation infrastructure providers monitor, visualize, and optimize mobility infrastructure to make mobility safe, efficient, and sustainable. As a pioneer in intelligent transportation systems technology, Iteris’ advanced detection sensors, mobility and traffic data, software-as-a-service offerings, and consulting services represent a comprehensive range of mobility infrastructure management solutions that serve customers in the United States and internationally.

For more information, visit Iteris’ website at www.iteris.com.

About Almaviva Group

Almaviva, an Italian digital innovation group, supports the country’s growth processes by embracing the challenges that companies must face in order to remain competitive in the digital age, innovating its own business models, organization, corporate culture, and ICT. With solid made in Italy expertise, Almaviva has built a global network consisting of 30 companies and 79 offices in Italy and abroad, with a significant presence in LATAM (Brazil, Colombia, Dominican Republic), as well as in the United States, Belgium, Spain, Finland, Saudi Arabia, the United Arab Emirates, Egypt, Tunisia.

The Almaviva Group designs, implements and manages advanced technological solutions and systems and related logistics structures for companies and public administrations operating in a variety of sectors, including, but not limited to, transport, logistics, agriculture, digital health, defense and security, energy, utilities, financial services, industry, telecommunications and media.

The Group strategic activities include a key role, constantly growing on the international market, in the IT sector applied to the Transportation & Logistics Industry.

From exclusive skills in the railroad field to defining a complete proposal of solutions and services for integrated local public transportation and intermodal logistics, Almaviva creates and manages mission-critical enterprise solutions for the movement of people and goods.
For more information, visit Almaviva’s website at www.almaviva.it

Iteris Contacts
FGS Global
John Christiansen/Gabriella Coffey/Rob Clayton
Iteris@FGSGlobal.com

Almaviva Group Contacts
Barabino & Partners USA
Marco Lastrico/Giacomo Salvarezza
barabino.almaviva@barabinousa.com